Exhibit 99.1

FOR IMMEDIATE RELEASE

Village Farms International Reports First Quarter 2022 Financial Results

•	Consolidated Revenue Increased 34% Year-Over-Year to $70.2 Million; Net Loss of $6.5 Million Primarily Due to Inflationary Pressures on Produce Business
•	Canadian Cannabis Business Contributes Record 14th Consecutive Quarter of Positive Adjusted EBITDA
•	Pure Sunfarms Remains Top-Selling Dried Flower Brand in Ontario, Alberta and British Columbia
•	Integrations of Balanced Health Botanicals and Rose Lifescience Proceeding Well with Each Contributing Positive Adjusted EBITDA

Vancouver, BC, May 10, 2022 – Village Farms International, Inc. (“Village Farms” or the “Company”) (NASDAQ: VFF) (TSX: VFF) today announced its financial results for the first quarter ended March 31, 2022.  All figures are in U.S. dollars unless otherwise indicated.

Management Commentary

“The first quarter of 2022 once again demonstrated the strength and earnings power of both our Canadian and U.S. Cannabis businesses,” said Michael DeGiglio, Chief Executive Officer, Village Farms International.  “In what is a typically soft season for retail sales in Canada, both Pure Sunfarms and Rose gained share in their respective focus markets, and delivered a 14th consecutive quarter of positive adjusted EBITDA for Canadian Cannabis.  Pure Sunfarms’ products continue to resonate with consumers, as our continued focus on quality, innovation and new product launches strengthen what has become one of the most respected and trusted brands in the Canadian market.  In Quebec, we estimate that Rose is now a top three Licensed Producer by sales following strong market share gains since retail launch early last year. Rose is well positioned to continue this momentum throughout 2022, further benefitting from the many opportunities for collaboration with Pure Sunfarms.  With our Canadian Cannabis business continuing to grow sales and market share domestically, we look forward to capitalizing on Pure Sunfarms’ recent EU GMP certification to commence exportation to international markets.”

“Our U.S. Cannabis segment delivered a solid performance, highlighted by a strong gross margin and positive adjusted EBITDA contribution. The integration of Balanced Health into the Village Farms family is progressing very well and confirms our belief in both the potential within the existing cannabinoid business and the significant near- and long-term opportunities in both the low-THC and high-THC product categories.”

“As our Cannabis operations continued to deliver strong growth and profitability, Village Farms Fresh (Produce) faced one of the most difficult macro environments in its history. Strong revenue growth was more than offset by the inflationary impact of freight, labor, fertilizer, packaging and other cost increases.  An industry-wide supply imbalance limited the producer’s ability to pass along pricing to customers. We are evaluating new initiatives, including marketing partnerships to build more scale, spread costs and diversify product offerings.  However, even in the currently negative EBITDA environment, we maintain the highest conviction that our U.S. cultivation footprint is a powerhouse opportunity for legal recreational cannabis when we can participate.”

Exhibit 99.1

Mr. DeGiglio concluded, “Consumer takeaway trends during the first quarter further validated our brand and cultivation strategies. We expect continued momentum throughout 2022 and beyond as each of our cannabis businesses continues to launch innovative new products that address evolving consumer demand. We remain focused on seizing opportunities to continue to deliver top-tier profitability and market share in the high-growth global cannabis market.”

First Quarter Financial Highlights

(All comparable periods are for First Quarter, 2021)

Consolidated

•	Consolidated sales increased 34% year-over-year to $70.2 million from $52.4 million;
•	Consolidated net loss was ($6.5 million), or ($0.07) per share, compared with ($7.4 million), or ($0.10) per share; and,
•	Consolidated adjusted EBITDA was negative ($6.1 million) compared with positive adjusted EBITDA of $0.4 million.

Cannabis

•	Total Cannabis segment net sales increased 65% year-over-year to $28.8 million, representing 41% of total Village Farms sales; and,
•	Total Cannabis segment adjusted EBITDA increased 9% year-over-year to $2.7 million.

Canadian Cannabis (Pure Sunfarms and Rose LifeScience) Financial Summary for the Three Months Ended March 31, 2022 and March 31, 2021

•	Canadian Cannabis net sales increased 25% year-over-growth with a gross margin of 34% (within the Company’s stated target range) and adjusted EBITDA of $2.1 million (C$2.7 million).

Canadian Cannabis Performance Summary

(millions except % metrics)	Three Months Ended March 31,
	2022		2021		Change of C$
	C$	US$	C$	US$
Total Gross Sales	$40.7	$32.1	$30.8	$24.3	+32%
Total Net Sales	$27.6	$21.8	$22.1	$17.5	+25%
Total Cost of Sales [1]	$18.1	$14.3	$15.8	$12.5	+15%
Gross Margin [1]	$9.5	$7.5	$6.3	$5.0	+50%
Gross Margin % [1]	34%	34%	29%	29%	+17%
SG&A	$8.8	$6.9	$5.0	$4.0	-75%
Share-based compensation	$0.5	$0.4	$1.4	$1.1	+67%
Net income (loss)	$1.3	$1.0	($3.6)	($2.8)	+135%
Adjusted EBITDA [2]	$2.7	$2.1	$3.1	$2.5	-15%
Adjusted EBITDA Margin [2]	10%	10%	14%	14%	-29%

1. Total cost of sales and gross margin for Q1 2022 excludes the (C$2,594) US$2,050 positive inventory adjustment and Q1 2021 excludes the C$3,493 (US$2,778) inventory adjustment charge from the revaluation of inventory to fair value at the acquisition date of November 2, 2020.

2. Adjusted EBITDA is not a recognized earnings measure and does not have a standard meaning prescribed in by GAAP. See “Non-GAAP Measures” below.

Exhibit 99.1

Canadian Cannabis’ Percent of Sales by Product Group1

	Three months ended March 31,
Channel	2022	2021
Retail, Flower	67%	71%
Retail, Derivatives	8%	13%
Wholesale, Flower and Trim	25%	16%

1. Excludes Rose LifeScience commission-based revenue.

U.S. Cannabis (Balanced Health Botanicals and VF Hemp)

•

U.S. Cannabis net sales were $7.0 million, with a gross margin of 67% and adjusted EBITDA of $0.6 million. There are no year-over-year comparisons since Balanced Health Botanicals was acquired by Village Farms on August 16, 2021.

Village Farms Fresh (Produce)

•	Sales increased 19% to $41.4 million; and adjusted EBITDA was negative ($6.2 million).

Strategic Growth and Operational Highlights

•

Pure Sunfarms received EU GMP certification for its 1.1 million square foot Delta 3 cannabis production facility, permitting Pure Sunfarms to export EU GMP-certified medical cannabis to importers and distributors in international markets that require EU GMP certification;

•	Pure Sunfarms launched 29 new SKUs across four product categories and remained the top-selling brand of dried flower products in key markets of Ontario, Alberta and British Columbia*;
•	Based on third-party data, it is estimated Rose LifeScience is a top-three Licensed Producer in Quebec; and,
•

The integrations of Balanced Health Botanicals (acquired in the third quarter of 2021) and Rose LifeScience (acquired in the fourth quarter of 2021) are proceeding well. Each company expanded its product offerings in the first quarter of 2022:

•	Balanced Health’s brand, CBDistillery, launched its hemp extract in more than 1,000 Pet Smart stores in the U.S. through its partnership with leading pet supplement brand, Zesty Paws; and,
•	Rose launched 14 new cannabis SKUs and shipments of own brands increased 85% compared to the fourth quarter of 2021.

*Based on OCS market data for the quarter ended March 31, 2022 and sales information provided by Buddi retail store data from over 300 retailers across Alberta and British Columbia as of March 31, 2022.

Presentation of Financial Results

The Company’s financial statements for the three months ended March 31, 2022, as well as the comparative periods for 2021, have been prepared and presented under United States Generally Accepted Accounting Principals (“GAAP”). Balanced Health was acquired on August 16, 2021 and their results are presented in the operations of our consolidated wholly-owned subsidiaries for the three months ended March 31, 2022. The Company acquired 70% of Rose LifeScience on November 15, 2021 and their results are presented in the operations of our consolidated wholly-owned subsidiaries and the minority interest is presented in Net Income (Loss) Attributable to Non-controlling Interests, Net of Tax for the three months ended March 31, 2022.

Exhibit 99.1

RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

Consolidated Financial Performance

	For the three months ended March 31,
	2022 (3)	2021 (3)
Sales	$70,156	$52,396
Cost of sales	(60,252)	(50,089)
Gross margin	9,904	2,307
Selling, general and administrative expenses	(16,971)	(8,092)
Share-based compensation	(964)	(1,998)
Interest expense	(683)	(741)
Interest income	110	3
Foreign exchange gain (loss)	319	(504)
Other expense, net	(8)	(69)
Gain on disposal of assets	—	—
Recovery of income taxes	1,666	1,839
Loss from consolidated entities	(6,627)	(7,255)
Less: net loss attributable to non-controlling interests, net of tax	162	—
Loss from equity method investments	(52)	(127)
Net loss attributable to Village Farms International Inc.	$(6,517)	$(7,382)
Adjusted EBITDA (4)	$(6,111)	$404
Basic loss per share	$(0.07)	$(0.10)
Diluted loss per share	$(0.07)	$(0.10)

3. For the three months ended March 31, 2022, Balanced Health’s financial results are fully consolidated in the financial results of the Company. For the three months ended March 31, 2022, Village Farms’ share of Rose LifeScience’s financial results are fully consolidated in the financial results of the Company with the minority non-controlling interest presented in net loss attributable to non-controlling interests, net of tax.

4. Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recuring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience since acquisition and 65% interest in VFH.

We caution that our results of operations for the three months ended March 31, 2022 and 2021 may not be indicative of our future performance, particularly in light of the ongoing COVID-19 pandemic. We are currently unable to assess the ultimate impact of the COVID-19 pandemic on our business and our results of operations for future periods.

Exhibit 99.1

Discussion of Financial Results

SEGMENTED RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	For the Three Months Ended March 31, 2022
	VF Fresh (Produce)	Cannabis- Canada (5)	Cannabis- U.S. (5)	Clean Energy	Corporate	Total
Sales	$41,349	$21,769	$7,043	$(5)	$—	$70,156
Cost of sales	(45,520)	(12,259)	(2,331)	(142)	—	(60,252)
Selling, general and administrative expenses	(3,140)	(6,933)	(4,296)	(32)	(2,570)	(16,971)
Share-based compensation	—	(367)	(95)	—	(502)	(964)
Other (expense) income, net	(30)	(746)	—	(6)	520	(262)
Recovery of (provision for) income taxes	1,715	(639)	—	—	590	1,666
(Loss) income from consolidated entities	(5,626)	825	321	(185)	(1,962)	(6,627)
Less: net loss attributable to non-controlling interests, net of tax	—	162	—	—	—	162
Loss from equity method investments	—	—	(52)	—	—	(52)
Net (loss) income	(5,626)	987	269	(185)	(1,962)	(6,517)
Adjusted EBITDA (6)	$(6,201)	$2,104	$580	$(59)	$(2,535)	$(6,111)
Basic (loss) income per share	$(0.06)	$0.01	$0.00	$(0.00)	$(0.02)	$(0.07)
Diluted (loss) income per share	$(0.06)	$0.01	$0.00	$(0.00)	$(0.02)	$(0.07)

	For the Three Months Ended March 31, 2021
	VF Fresh (Produce)	Cannabis- Canada (5)	Cannabis- U.S. (5)	Clean Energy	Corporate	Total
Sales	$34,867	$17,460	$—	$69	$—	$52,396
Cost of sales	(34,150)	(15,248)	—	(691)	—	(50,089)
Selling, general and administrative expenses	(2,551)	(3,966)	—	(32)	(1,543)	(8,092)
Share-based compensation	—	(1,094)	—	—	(904)	(1,998)
Other expense, net	(256)	(630)	—	(12)	(413)	(1,311)
Recovery of income taxes	505	644	—	—	690	1,839
Loss from consolidated entities	(1,585)	(2,834)	—	(666)	(2,170)	(7,255)
Less: net loss attributable to non-controlling interests, net of tax	—	—	—	—	—	—
Loss from equity method investments	—	—	(127)	—	—	(127)
Net loss	(1,585)	(2,834)	(127)	(666)	(2,170)	(7,382)
Adjusted EBITDA (6)	$(492)	$2,534	$(79)	$(16)	$(1,543)	$404
Basic loss per share	$(0.02)	$(0.04)	$(0.00)	$(0.01)	$(0.03)	$(0.10)
Diluted loss per share	$(0.02)	$(0.04)	$(0.00)	$(0.01)	$(0.03)	$(0.10)

5. For the three months ended March 31, 2022, Balanced Health’s financial results are fully consolidated in the financial results of the Company. For the three months ended March 31, 2022, Village Farms’ share of Rose LifeScience’s financial results are fully consolidated in the financial results of the Company with the minority non-controlling interest presented in net loss attributable to non-controlling interests, net of tax.

6. Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recuring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience since acquisition and 65% interest in VFH.

Exhibit 99.1

A detailed discussion of our consolidated and segment results can be found in the 10Q MD&A on the Village Farms website under Financial Reports (https://villagefarms.com/financial-reports/) within the Investors section.

Reconciliation of Net Income to Adjusted EBITDA

The following table reflects a reconciliation of net income to Adjusted EBITDA, as presented by the Company:

	For the three months ended March 31,
(in thousands of U.S. dollars)	2022 (9)	2021 (9)
Net loss	$(6,517)	$(7,382)
Add:
Amortization	2,702	3,412
Foreign currency exchange (gain) loss	(319)	504
Interest expense, net	573	738
Recovery of income taxes	(1,666)	(1,839)
Share-based compensation	964	1,998
Interest expense for JVs	13	14
Amortization for JVs	94	34
Foreign currency exchange loss for JVs	29	—
Purchase price adjustment (10)	(2,050)	2,925
Amortization of deferred financing	66	—
Adjusted EBITDA (11)	$(6,111)	$404
Adjusted EBITDA for JVs (12)	$(25)	$(79)
Adjusted EBITDA excluding JVs	$(6,086)	$483

9. For the three months ended March 31, 2022 and March 31, 2021, Pure Sunfarms is fully consolidated in the financial results of the Company. For the period January 1, 2022 to March 31, 2022, Balanced Health is fully consolidated in the financial results of the Company. For the period January 1, 2022 to March 31, 2022, Village Farms’ share of Rose LifeScience’s financial results are fully consolidated in the financial results of the Company.

10. The purchase price adjustment reflects the non-cash accounting charge to cost of sales resulting from the revaluation of Pure Sunfarms’ inventory to fair value at the acquisition date.

11. Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA includes the 70% interest in Rose LifeScience since acquisition and 65% interest in VFH.

12. The Adjusted EBITDA for JVs consists of the VF Hemp Adjusted EBITDA for the three months ended March 31, 2022 and 2021.

This press release is intended to be read in conjunction with the Company’s Consolidated Financial Statements ("Financial Statements”) and Management’s Discussion & Analysis ("MD&A”) for the three months and year ended March 31, 2022 in the Company Form 10-Q, which will be filed on (www.sec.gov/edgar.shtml) and SEDAR (www.sedar.com) and will be available at www.villagefarms.com.

Our Response to the Ongoing Coronavirus Pandemic

In March 2020, the World Health Organization declared the outbreak of the COVID-19 virus a global pandemic. This outbreak continues to cause major disruptions to businesses and markets worldwide as the virus continues to spread. Several countries as well as certain states and cities within the United States and Canada have enacted temporary closures of businesses, issued quarantine or shelter-in-place orders and taken other restrictive measures. In response to the COVID-19 pandemic, the Company implemented safety protocols and procedures to protect its employees, its subcontractors, and its customers. These protocols take into consideration guidance from state and local government agencies as well as the Centers for Disease Control and Prevention and other public health authorities.

As of May 9, 2022, all of the Company’s operations are operating normally, however, the extent to which COVID-19 and the related global economic crisis affect the Company’s business, results of operations and

Exhibit 99.1

financial condition, will depend on future developments that are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and any recovery period, future actions taken by governmental authorities, central banks and other third parties (including new financial regulation and other regulatory reform) in response to the pandemic, and the effects on our produce, clients, vendors and employees. Village Farms continues to service its customers amid uncertainty and disruption linked to COVID-19 and is actively managing its business to respond to the impact.

Conference Call

Village Farms’ management team will host a conference call today, Monday, May 10, 2022, at 8:30 a.m. ET to discuss its financial results.  Participants can access the conference call by telephone by dialing (416) 764-8659 or (888) 664-6392, or via the Internet at:  https://bit.ly/3LwGlTM.

For those unable to participate in the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial (416) 764-8677 or (888) 390-0541 and enter the passcode 334813 followed by the pound key. The telephone replay will be available until Monday, May 17, 2022 at midnight (ET).  The conference call will also be archived on Village Farms’ website at http://villagefarms.com/investor-relations/investor-calls.

About Village Farms International, Inc.

Village Farms leverages decades of experience as a large-scale, Controlled Environment Agriculture-based, vertically integrated supplier for high-value, high-growth plant-based Consumer Packaged Goods opportunities, with a strong foundation as a leading fresh produce supplier to grocery and large-format retailers throughout the US and Canada, and new high-growth opportunities in the cannabis and CBD categories in North America and selected markets internationally.

In Canada, the Company's wholly-owned Canadian subsidiary, Pure Sunfarms, is one of the single largest cannabis operations in the world, the lowest-cost greenhouse producer and one of Canada’s best-selling brands. The Company also owns 70% of Québec-based, Rose LifeScience, a leading third-party cannabis products commercialization expert in the Province of Québec.

In the US, wholly-owned Balanced Health Botanicals is one of the leading CBD brands and e-commerce platforms in the country.  Subject to compliance with all applicable US federal and state laws and stock exchange rules, Village Farms plans to enter the US high-THC cannabis market via multiple strategies, leveraging one of the largest greenhouse operations in the country (more than 5.5 million square feet in West Texas), as well as the operational and product expertise gained through Pure Sunfarms' cannabis success in Canada.

Internationally, Village Farms is targeting selected, nascent, legal cannabis and CBD opportunities with significant medium- and long-term potential, with an initial focus on the Asia-Pacific region and Europe.

Cautionary Statement Regarding Forward-Looking Information

This Press Release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is subject to the safe harbor created by those sections. This Press Release also contains “forward-looking information” within the meaning of applicable Canadian securities law. We refer to such forward-looking statements and forward-looking information collectively as “forward-looking statements”. Forward-looking

Exhibit 99.1

statements may relate to the Company’s future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of or involving the Company. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable industry or the cannabis industry are forward-looking statements. In some cases, forward-looking information can be identified by such terms as “outlook”, “may”, “might”, “will”, “could”, “should”, “would”, “occur”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “try”, “estimate”, “predict”, “potential”, “continue”, “likely”, “schedule”, “objectives”, or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this Press Release are subject to risks that may include, but are not limited to: our limited operating history, including that of Rose LifeScience Inc. (“Rose”), Balanced Health Botanicals, LLC (“Balanced Health”), Pure Sunfarms, Inc.(“Pure Sunfarms”) and our operations of growing hemp in the United States; the legal status of Pure Sunfarms, Rose and Balanced Health cannabis business; risks relating to the integration of Balanced Health and Rose into our cannabis business; risks relating to obtaining additional financing, including our dependence upon credit facilities; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; market position, ability to leverage current business relationships for future business involving hemp and cannabinoids, the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada; existing and new governmental regulations, including risks related to regulatory compliance and licenses (e.g., Pure Sunfarms ability to obtain licenses for its Delta 2 greenhouse facility as well as additional licenses under the Canadian act respecting cannabis to amend to the Controlled Drugs and Substances Act, the Criminal Code and other Acts, S.C. 2018, c. 16 (Canada) for its Delta 3 greenhouse facility), and changes in our regulatory requirements; risks relating to conversion of our greenhouses to cannabis production for Pure Sunfarms; risks related to rules and regulations at the U.S. federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels with respect to produce and hemp; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; the ongoing and developing COVID-19 pandemic; and tax risks.

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this Press Release are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, that may cause the Company’s or the industry’s actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company’s filings with securities regulators, including this Press Release. In particular, we caution you that our forward-looking statements are subject to the ongoing and developing circumstances related to the COVID-19 pandemic, which may have a material adverse effect on our business, operations and future financial results.

When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this Press Release relate only to events or information as of the date on which the statements are made in this Press Release. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of

Exhibit 99.1

new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Information

Lawrence Chamberlain Investor Relations (416) 519-4196 lawrence.chamberlain@loderockadvisors.com